UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2016

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey	08827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 200-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

On November 29, 2016, Celldex Therapeutics, Inc., a Delaware corporation (“Celldex”), announced that it consummated the transactions contemplated by that certain Agreement and Plan of Merger dated as of November 1, 2016 (the “Merger Agreement”) by and among Celldex, Kolltan Pharmaceuticals, Inc., a Delaware corporation (“Kolltan”), Connemara Merger Sub 1 Inc. a Delaware corporation and a wholly-owned subsidiary of Celldex (“Merger Sub 1”) and Connemara Merger Sub 2 LLC., a Delaware limited liability company and a wholly-owned subsidiary of Celldex (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subsidiaries”).

Upon consummation of the transactions contemplated by the Merger Agreement, Kolltan became a wholly-owned subsidiary of Celldex.  Prior to the merger, Kolltan was a privately-held clinical-stage company focused on the discovery and development of novel, antibody-based drug candidates targeting reception tyrosine kinases, or RTKs. Kolltan’s programs include: (i) KTN0158, a humanized monoclonal antibody that is a potent inhibitor of KIT activation and receptor dimerization in tumor cells and mast cells, which is currently in a Phase 1 dose escalation study in refractory gastrointestinal stromal tumors (GIST); (ii) KTN3379, a human monoclonal antibody designed to block the activity of ErbB3 (HER3), which recently completed a Phase 1b study with combination cohorts where meaningful responses and stable disease were observed in cetuximab (Erbitux®) refractory patients in head and neck squamous cell carcinoma and in BRAF-mutant non-small cell lung cancer (NSCLC); and (iii) a multi-faceted TAM program, a broad antibody discovery effort underway to generate antibodies that modulate the TAM family of RTKs, comprised of Tyro3, AXL and MerTK, which are expressed on tumor-infiltrating macrophages, dendritic cells and some tumors. Research supports TAMs having broad application and potential across immuno-oncology and inflammatory diseases.  Following the merger, the combined company has 209 employees.

Under the terms of the Merger Agreement, upon consummation of the transactions contemplated by the Merger Agreement, Kolltan’s investors received, in exchange for their share and debt interests in Kolltan, an aggregate of 18,257,996 shares of Celldex’s common stock with a calculated value of $62.5 million, based on the average closing price of Celldex’s stock for the five trading day period ending on October 28, 2016, the third calendar day prior to the date of the Merger Agreement, as adjusted downward pursuant to the terms of the Merger Agreement. The Merger Agreement provides that the number of shares that can be issued at the closing can be increased or decreased by no more than 5% in either direction based on the comparable average closing prices over the five trading days prior to the closing date.  Therefore, because the average closing price of Celldex’s stock over the five trading days prior to the closing date was higher than the comparable average closing prices over the five trading days prior to the date of the Merger Agreement, there was a full 5% downward adjustment in the number of shares issued at closing.  In addition, following closing, certain officers of Kolltan will receive an aggregate of 437,901 shares of Celldex’s common stock in lieu of cash severance obligations owed to them by Kolltan.  In addition, in the event that certain specified preclinical and clinical development milestones related to Kolltan’s development programs and/or Celldex’s development programs and certain commercial milestones related to Kolltan’s product candidates are achieved, Celldex will be required to pay Kolltan’s stockholders milestone payments of up to $172.5 million, which milestone payments may be made, at Celldex’s sole election, in cash, in shares of Celldex’s common stock or a combination of both, subject to NASDAQ listing requirements and provisions of the Merger Agreement.  The number of shares of Celldex common stock issued in connection with a milestone payment, if any, will be determined based on the average closing price per share of Celldex common stock for the five trading day period ending three calendar days prior to the achievement of such milestone. Pursuant to applicable NASDAQ listing rules, Celldex is required to obtain stockholder approval of such issuances of Celldex’s common stock to the extent that such issuances exceed 19.9% of its common stock outstanding prior to the merger.  If Celldex does not obtain stockholder approval of such common stock issuances, Celldex may elect to pay the milestone consideration in cash to maintain compliance with applicable NASDAQ listing standards.  Celldex may still decide to pay cash even if Celldex obtains stockholder approval.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 of this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to stockholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of Celldex common stock issued pursuant to the Merger Agreement were issued in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

The issuance of any additional shares of Celldex common stock in connection with the achievement of the preclinical and clinical development and commercial milestones described above, are expected to be issued in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D thereunder.

The information contained in Item 2.01 of this Report is incorporated into this Item 3.02 by reference.

Item 8.01    Other Events

On November 29, 2016, Celldex issued a press release announcing the closing of the merger.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial statements of business acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(d) Exhibits
2.1*

Agreement and Plan of Merger, dated as of November 1, 2016, by and among Kolltan Pharmaceuticals, Inc., Celldex Therapeutics, Inc., Connemara Merger Sub 1 Inc. and Connemara Merger Sub 2 LLC. (incorporated by reference to Exhibit 2.1 to Celldex’s Current Report on Form 8-K filed on November 1, 2016).

99.1	Press Release dated November 29, 2016

* The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. Celldex agrees to furnish as a supplement a copy of any omitted schedules or exhibits to the Agreement and Plan of Merger to the Securities and Exchange Commission upon request, provided that Celldex may request confidential treatment for any schedule or exhibit so furnished.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President / Chief Financial Officer

Dated: November 29, 2016